EXHIBIT 99.1

Janco Partners, Inc. 9th Annual Media and Telecommunications Conference March 2004

Safe Harbor Statement The following information contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995). By their nature, forward-looking statements involve risk and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The future results of the issuer may vary from the results expressed in, or implied by, the following forward-looking statements, possibly to a material degree. For a discussion of some of the important factors that could cause the issuer's results to differ from those expressed in, or implied by, the following forward-looking statements, please refer to RCC's Report on Form 10-K for the year ended December 31, 2003 and from time to time in other filings with the Securities and Exchange Commission.

Agenda Rick Ekstrand, President and CEO Wes Schultz, Executive Vice President and CFO Business Overview Financial Overview

Business Overview

RCC Highlights Successful independent wireless service provider Attractive rural markets Strong local market presence High quality networks and customer service Attractive roaming properties Industry leading financial performance

RCC Service Areas

Strong Local Market Presence Distribution Agents Kiosks Stores Direct 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 MOUs 39 41 42 40 40 44 45 44 Local Service Revenue Per Customer RCC is Uniquely Positioned to "Own its Backyard"

High Quality Networks 2001 2002 2003 2003 (1) Cell Sites 684 732 754 813 Cell Sites $140 - $180 million in total capital expenditures for 2004 - 2005. Next generation roaming has begun. Next generation retail services to begin in 2004. Our next generation network deployment remains on schedule (1) Giving effect for the AT&T Wireless Transaction

AWE Swap Provides Local Growth Opportunities Strategic asset swap with AWE closed in Q1 2004 Transaction replaces current revenue and EBITDA with opportunities in growing markets Summary Swap Details To AWE To AWE To RCC Incremental POPs 228k 228k 1.8 million Subscribers 36K 36K 16k 2003 Roaming Revenue $15 million $15 million - Cash - - $13.9 million Swap Benefits Creates enhanced footprint in South Addressed deteriorating situation Received expansion licenses Overlap licenses reduce over-build costs Secured additional terms on long-term roaming agreement with AWE

Attractive Roaming Environment RCC's footprint is conducive to stable roaming Vacation locations Significant highway miles Long distance between population centers Diversified roaming exposure 4 large roaming partners in distinct geographic regions Approximately 10% of total revenue from AWE roaming Less conducive to overbuilds Lower POP density relative to other rural wireless providers Acquired many licenses from large carriers RCC "owns its backyard" Roaming upside T-Mobile MOUs just beginning in cellular footprint

Stable Roaming Arrangements Carrier Region Contract Expiration Verizon Wireless Midwest 2007 AT&T Wireless / Cingular Northeast 2006/2007 Midwest Northwest South T-Mobile Northeast 2006 Northwest Roaming Arrangements that Will Support Roaming Revenues Going Forward

Cingular / AWE Merger Implications Lengthy close and integration of merger potentially distract Cingular/AWE from overbuilding Overall industry benefits from consolidation RCC has strengthened its existing relationship with Cingular Long-term contract Combined Cingular / AWE likely emerges as a stronger national competitor and provides greater roaming minutes for RCC

Cingular / AWE Merger Implications

- 1 competitor is eliminated in 3 of RCC's 46 markets.
- 10 of RCC's 46 markets where either Cingular or AWE has a presence but not the other.
  - Cingular and AT&T already prefer each other for TDMA and GSM roaming so impact to RCC will be minimal.

	AT&T	Cingular
Northeast		
Maine, Bangor MSA, RSA 1, 2 and 3	X	
Massachusetts RSA 1	X	X
New Hampshire, Portsmouth, MSA	X	
Northwest:		
Oregon RSA 3	X	X
Washington RSA 2		X
Washington RSA 8	X	X
South:		
Alabama RSA 3		X
Alabama RSA 5		X
Mississippi RSA 1 and 4		X
Dothan, AL BTA		X
Tupelo, MS BTA		X
Columbus-Starkville, MS BTA		X

Federal Funding Subsidies Current Expected 2004 - 05 ETC Status Alabama Maine Minnesota Mississippi Vermont Washington Oregon Kansas New Hampshire South Dakota Funding Provides RCC Access to FCF Enhancing Opportunities Federal revenue subsidies began in 2003 RCC is expected to get final approvals in other targeted states by 2004 / 2005

RCC Listing to The Nasdaq National Market

Financial Overview

Financial Objectives Continue balanced growth strategy Increase customer penetration Focus on customer retention Increase ARPUs Minimize customer acquisition costs Maintain strong operating margins Grow free cash flow Reduce leverage

Strong Year-Over-Year Financial Performance Roaming Revenue ($ in millions) 2001 2002 2003 Roaming Revenue 116.5 122.7 131.9 Service Revenue 2001 2002 2003 Service Revenue 310.5 319.9 355 2001 2002 2003 Service Revenue 193.4 217.5 241.9 2001 2002 2003 Free Cash Flow 30 71 102 EBITDA Free Cash Flow

Strong 4th Quarter Momentum Roaming Revenue 4Q 01 4Q 02 4Q 03 Roaming Revenue 26.9 27.3 33.4 Service Revenue 4Q 01 4Q 02 4Q 03 Service Revenue 76.8 80.7 90.7 4Q 01 4Q 02 4Q 03 Service Revenue 42.609 47.668 61.124 4Q 01 4Q 02 4Q 03 Free Cash Flow 5.6 9 18 EBITDA Free Cash Flow ($ in millions)

Roaming Revenues and Expenses Outcollect MOUs and Yield Outcollect Revenue ($ in millions) Incollect MOUs and Cost/Minute Incollect Expense ($ in millions) 2001 2002 2003 Incollect Expenses 49.8 47.1 44 Outcollect 2001 2002 2003 Incollect Expenses 116.541 122.703 132 2001 2002 2003 MOUs 201 260 306 Cost/Minute 0.25 0.18 0.14 Cost / Minute 2001 2002 2003 MOUs 343 472 636 Yield 0.34 0.26 0.21 Cost / Minute

2001 2002 2003 2004E Yield 0.34 0.26 0.21 0.18 Roaming Outlook Roaming Yield Manageable step-downs in yield but MOU growth is expected to continue

Essence of the Deal Cheapest debt no longer amortizes Substantial expensive debt is callable over next few years As of December 31, 2003. ($ in millions)

Creating Equity Value Leverage has helped build a company which is now growing organically and generating sizeable cash balances Current focus is now on transferring enterprise value to the equity line Deleverage using growing cash balance Enterprise Value Noncallable Debt Until 2007 992 Callable Debt Prior to 2007 900 Equity 120 Enterprise Value Noncallable Debt Until 2007 992 Potential Equity Value Before 2007 1020 (1) Assumes constant enterprise value in each case. Status Quo Enterprise Value Pro forma Enterprise Value (1)

Non-GAAP Measures The Power Point presentation contains certain non-GAAP performance measures. Reconciliation of such measures to comparable GAAP measures may be found on the Company's web site under Investor Relations.